Groovy Company, Inc. Announces Corporate dba to OTCM Protocol and Appoints New Executive Leadership Team

Wyoming corp pivots to blockchain tech, tokenizing OTC securities on Solana to create liquid markets for 15,000+ illiquid stocks

FAIRFIELD, NJ, UNITED STATES, September 26, 2025 -- Groovy Company, Inc. (OTCID:GROO), a Wyoming corporation, today announced its corporate dba to OTCM Protocol, effective September 25th, 2025, along with the appointment of a new executive leadership team to spearhead the company’s strategic transformation into the Solana blockchain-based securities trading technology sector. The company is pioneering the first infrastructure layer-2 platform on Solana for 1:1 tokenization of OTC stocks, creating permanent liquid markets for over 15,000 OTC micro-cap companies by converting preferred shares into 24/7 tradeable digital assets backed by real equity held in SEC-registered transfer agency custody.

The company has appointed industry veterans to lead its new direction:

•Mr. Berge Abajian as Chief Executive Officer (CEO)

•Mr. Patrick Mokros as Chief Operating Officer (COO)

•Mr. Frank Yglesias as Chief Technology Officer (CTO)

These appointments mark a pivotal transformation as the company positions itself at the forefront of revolutionizing how Over-the-Counter (OTC) securities are traded through innovative blockchain technology called OTCM Protocol and its Howey Shield. https://www.sec.gov/about/crypto-task-force/written-submission/ctf-written-input-otc-meme-corp-083025

Strategic Vision and Corporate Transformation

“This name change to OTCM Protocol reflects our complete strategic pivot into building groundbreaking infrastructure for the OTC securities market,” said Berge Abajian, newly appointed CEO of OTCM Protocol, Inc. “Our team brings together decades of experience in both traditional finance and cutting-edge blockchain technology to address a critical market need – bringing liquidity and transparency to the millions of shareholders trapped in illiquid OTC positions.”

The corporate rebranding from Groovy Company to OTCM Protocol signifies the company’s commitment to developing a revolutionary platform that will transform how OTC securities are tokenized and traded on the Solana blockchain ecosystem.

New Leadership Team

Berge Abajian, Chief Executive Officer

CEO of Bergio International Inc. (OTC: BRGO) for over 18 years, leading the publicly-traded luxury jewelry company through multiple market cycles. Successfully raised millions through various financing rounds while maintaining SEC compliance and managing EDGAR filings. Extensive expertise with PCAOB auditors, shareholder relations, and OTC market operations. Hands-on regulatory compliance approach includes direct SEC attorney engagement, internal controls implementation, and navigating evolving regulations for smaller public companies while building Bergio’s luxury brand presence.

Patrick Mokros, Chief Operating Officer

President of Empire Stock Transfer for 19+ years, managing millions of shareholder accounts across hundreds of public companies. Expert in SEC Rule 17Ad-11 compliance, AML protocols, and transfer agent regulations. Led transformation from paper certificates to electronic book-entry systems. Oversees billions in distributions, complex corporate actions, and proxy voting coordination. Works directly with executives, SEC attorneys, and PCAOB auditors ensuring flawless recordkeeping and regulatory compliance. Implemented cutting-edge cybersecurity and disaster recovery protocols while maintaining coordination between brokers, clearing houses, and financial intermediaries.

Frank Yglesias, Chief Technology Officer

Three decades of technology leadership, pioneering digital transformation globally since the 1990s. Director of Telecommunications Latin America at Kodak, co-founded Acero Systems serving Lennar and Del Monte. CEO of Golden Dragon Holdings Beijing (2008-2016). Executed migration of 50,000+ Bitcoin miners from China to Kazakhstan (2017). Collaborated with Bahamian Government creating the first ICO backed by NFTs for sunken treasures (PO8), working with Dr. David Gallo, co-leader of Titanic expeditions. Blockchain advisor to Panama Government. Developed NFT smart contracts for art fractionalization, tokenized gold, and Colombia’s first Layer-1 blockchain. Currently leads 12+ developers in Medellin, driving innovation at the intersection of traditional technology and blockchain solutions.

What is OTCM Protocol

OTCM Protocol is developing a revolutionary Solana blockchain-based layer-2 platform designed to tokenize OTC securities and create permanent liquid markets for traditionally illiquid stocks, while following SEC guidelines. The platform aims to solve a massive market inefficiency affecting over 15,000 OTC companies and millions of shareholders who currently have limited or no ability to trade their positions.

Key features of the OTCM Protocol platform include:

•Asset-Backed Tokenization: Creating digital tokens backed 1:1 by real securities held in regulated transfer agency custody

•Permanent Liquidity Solutions: Establishing perpetual trading pools that cannot be drained or manipulated

•Blockchain Innovation: Leveraging high-performance blockchain technology for instant, low-cost transactions

•Regulatory Compliance: Building comprehensive compliance frameworks to ensure adherence to securities regulations

•Community-Driven Markets: Enabling organic price discovery through innovative bonding curve mechanisms

The platform addresses a critical gap in the financial markets where thousands of legitimate companies and their shareholders lack access to efficient trading infrastructure. Traditional market-making for micro-cap securities can cost hundreds of thousands of dollars annually with limited effectiveness. OTCM Protocol’s solution aims to eliminate these barriers while providing 24/7 global market access.

About OTCM Protocol, Inc.

OTCM Protocol, Inc. (formerly Groovy Company, Inc.) is a Wyoming corporation building the infrastructure layer for tokenized OTC securities. The company has developed a revolutionary platform that enables 1:1 tokenization of illiquid stocks, where each digital token is backed by actual shares held permanently in SEC-registered custody with Empire Stock Transfer. By converting dormant OTC securities into 24/7 tradable blockchain assets on Solana, OTCM Protocol creates permanent liquid markets for over 11,000 companies and 5 million shareholders currently trapped in zero-liquidity positions. The platform addresses a $50 billion market opportunity by eliminating traditional market maker costs and abandonment issues through automated bonding curve mechanisms, enabling instant global access to previously untradable securities while maintaining full regulatory compliance through its proprietary “Howey Shield” framework.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements that reflect management’s current expectations about future events and financial performance. These statements are not guarantees and subject to significant risks that could cause actual results to differ materially. OTCM Tokens serve exclusively as utility tokens for entertainment within the OTCM Protocol ecosystem, with no securities characteristics, ownership rights, or profit-sharing entitlements. While the Company believes tokens don’t constitute securities under current law, regulatory interpretations may change. Token values may experience extreme volatility or complete loss. The tokenization of OTC securities requires regulatory approvals that may not be obtained. Blockchain technology and tokenized assets carry inherent risks including total loss. Investors should conduct independent due diligence and consult professional advisors before making investment decisions.

FRANJOSE YGLESIAS

Groovy Company, Inc,

+1 404-734-3277

email us here: info@groovy.click

Visit us on social media: https://x.com/otcmprotocol